Exhibit 99.1

Berkshire Grey Reports First Quarter 2022 Results

Exceeds Q1 Revenue Expectations and Reiterates Full Year 2022 Guidance of Approximately $90 Million

BEDFORD, Mass., May 12, 2022—Berkshire Grey Inc. (Nasdaq: BGRY), a leader in AI-enabled robotic solutions that automate supply chain processes, today announced results for the quarter ended March 31, 2022.

First Quarter Financial Highlights

•
Revenue of $5.5 million.
•
Total orders since inception of $203 million.
•
Backlog of $103 million as of quarter-end.
•
Net loss of $23.6 million or $(0.10) per diluted share.
•
Adjusted EBITDA of $(31.8) million.
•
Ended the quarter with $140 million of cash and no debt.

First Quarter and Recent Business Highlights

•
Named the 2022 Enabling Technology Leader for Intelligent Robotic Automation by Frost & Sullivan. Frost & Sullivan recognized Berkshire Grey for its leadership in delivering AI-enabled robotic solutions that help customers solve labor challenges, improve operational capacity, and achieve measurable ROI.
•
Introduced its new Robotic Pick and Pack with Identification (BG RPPi) system for touchless eCommerce autobagging. Using Berkshire Grey’s advanced AI-enabled robotic technology, this system combines automated picking with advanced auto-identification and item manipulation technology for packing eCommerce items directly into autobagging equipment, thereby increasing throughput capacity without adding additional labor.
•
Attended Modex 2022, the world’s largest trade show for manufacturing and supply chain where the Company hosted more than 100 one-on-one meetings with prospective and existing customers and partners and demonstrated its systems to thousands of attendees.
•
Advanced its Berkshire Grey Partner Alliance (BGPA) program which now includes 13 partners, including the recently announced partnerships with Logistex and Swisslog. The BGPA program includes a select group of market-leading consultants, integrators, technology providers and material handling leaders, broadening the Company’s global reach, and extending its go-to-market strategy.
•
Announced a new Reverse Logistics solution which includes Berkshire Grey’s Robotic Product Sortation with Identification (RPSi) and Robotic Shuttle Put Wall (RSPW) systems specifically configured to help retailers efficiently process returns, accelerate the resale of returned goods, and improve labor utilization.

“We begin the year with strong momentum. Our AI-enabled robotic systems have become an important part of our customers’ automation transformation and we have significant opportunities for further expansion. Our teams are securing new opportunities across the eCommerce and retail sectors, and we have an established, growing partner program with well-respected system integrators and technology providers. This positions us well for ongoing growth as we continue to capture the tremendous market opportunity ahead of us,” said Tom Wagner, CEO of Berkshire Grey.

Outlook for Full Year 2022:

Berkshire Grey reiterated its expectations for 2022 revenue of approximately $90 million, representing growth of approximately 80% year-over-year. Berkshire Grey’s statement about expected revenue is forward-looking and based on current expectations. Actual results could differ materially depending on market conditions and the factors set forth under “Cautionary Information Regarding Forward-Looking Statements” below.

Conference Call and Webcast Information

Berkshire Grey will hold a conference call and webcast today at 10:00 am ET to discuss its first quarter 2022 results. The telephonic version of the call can be accessed by dialing:

Toll-free dial-in number: (855) 639-2214

International dial-in number: (409) 216-0598

Conference ID: 1697205

The live webcast of the call will be accessible on the Company’s website at https://ir.berkshiregrey.com/ approximately two hours after conclusion of the live event, an archived webcast of the conference call will be accessible from the Investor Relations section of the Company’s website for twelve months.

About Berkshire Grey

Berkshire Grey (Nasdaq: BGRY) helps customers radically change the essential way they do business by delivering game-changing technology that combines AI and robotics to automate fulfillment, supply chain, and logistics operations. Berkshire Grey solutions are a fundamental engine of change that transform pick, pack, move, store, organize, and sort operations to deliver competitive advantage for enterprises serving today’s connected consumers. Berkshire Grey customers include Global 100 retailers and logistics service providers. More information is available at www.berkshiregrey.com.

Non-GAAP Financial Measures

This press release contains non-GAAP financial measures, including Adjusted EBITDA. We define Adjusted EBITDA as net loss less other income or expense, income taxes, depreciation, and amortization expense, change in fair value of warrant liabilities, and stock-based compensation expense. In addition to our financial results determined in accordance with U.S. generally accepted accounting principles (“GAAP”), we believe that Adjusted EBITDA, a non-GAAP financial measure, is useful in evaluating the performance of our business. This non-GAAP measure has limitations as an analytical tool. We do not, nor do we suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors should also note that the non-GAAP financial measures we use may not be the same non-GAAP financial measures, and may not be calculated in the same manner, as that of other companies. We recommend that investors review the reconciliation of this non-GAAP measure to the most directly comparable GAAP financial measure provided in the financial statement tables included below in this press release, and not rely on any single financial measure to evaluate our business.

Cautionary Information Regarding Forward-Looking Statements

This communication contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts contained in this communication, including statements regarding Berkshire Grey’s beliefs regarding future operating performance, including Berkshire Grey’s outlook and guidance for the full year 2022, and demand for Berkshire Grey’s solutions in general, are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “outlook,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other similar expressions. The forward-looking statements in this communication are only predictions. Berkshire Grey has based these forward-looking statements on current information and management’s current expectations and beliefs. These forward-looking statements speak only as of the date of this communication and are subject to a number of significant risks and uncertainties, including, without limitation, risks associated with Berkshire Grey’s plans to develop and commercialize its product candidates, Berkshire Grey’s ability to continue to develop new innovations to meet constantly evolving customer demands, Berkshire Grey’s ability to maintain and establish collaborations or obtain additional funding, Berkshire Grey’s ability to forecast performance due to its limited operating history, and the other risks and uncertainties described under “Risk Factors” and elsewhere in the Company’s most recent Annual Report on Form 10-K filed with the SEC, and such other reports as Berkshire Grey has filed or may file with the SEC from time to time. Although such forward-looking statements have been made in good faith and are based on assumptions that Berkshire Grey believe to be reasonable, there is no assurance that the expected results will be achieved, and Berkshire Grey’s actual results may differ materially from the results discussed in forward-looking statements. Readers are cautioned not to place undue reliance upon any forward-looking statements. These forward-looking statements are made only as of the date hereof, and Berkshire Grey does not undertake any obligations to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

BERKSHIRE GREY, INC.

Condensed Consolidated Statements of Operations and Comprehensive Loss

(Unaudited)

(in thousands, except for share data)

	For the Three Months Ended March 31,
	2022	2021
Revenue	$5,492	$3,965
Cost of revenue	6,696	4,698
Gross loss	(1,204)	(733)
Operating expenses:
General and administrative expense	7,662	4,143
Sales and marketing expense	1,489	27,483
Research and development expense	20,343	12,310
Total operating expenses	29,494	43,936
Loss from operations	(30,698)	(44,669)
Other income (expense):
Interest income, net	7	11
Change in fair value of warrant liabilities	7,183	—
Other (expense), net	(48)	(20)
Net loss before income taxes	(23,556)	(44,678)
Income tax	10	5
Net loss	$(23,566)	$(44,683)
Other comprehensive loss:
Net foreign currency translation adjustments	(7)	(6)
Total comprehensive loss	$(23,573)	$(44,689)
Net loss per common share (Class A and C) – basic and diluted	$(0.10)	$(2.06)
Weighted average shares outstanding – basic and diluted	231,990,998	21,704,185

BERKSHIRE GREY, INC.

Condensed Consolidated Balance Sheets

(Unaudited)

(in thousands, except for share data)

	March 31,	December 31,
	2022	2021
ASSETS
Current assets:
Cash and cash equivalents	$139,581	$171,089
Accounts receivable	15,253	13,291
Inventories, net	3,890	2,641
Deferred fulfillment costs	21,241	7,689
Prepaid expenses	4,641	5,138
Other current assets	5,504	5,078
Total current assets	190,110	204,926
Property and equipment, net	9,411	10,874
Operating lease right-of-use assets	8,154	—
Restricted cash	862	862
Other non-current assets	849	22
Total assets	$209,386	$216,684
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$7,184	$6,766
Accrued expenses	15,132	15,659
Contract liabilities	35,633	19,216
Other current liabilities	838	146
Total current liabilities	58,787	41,787
Share-based compensation liability	8,482	15,435
Warrant Liabilities	6,093	13,277
Operating lease liabilities, noncurrent	9,429	—
Other non-current liabilities	—	1,954
Total liabilities	$82,791	$72,453
Stockholders’ equity:
Common stock – Class A shares, $0.0001 par value; 385,000,000 shares authorized as of March 31, 2022 and December 31, 2021, 226,724,602 and 225,428,187 shares issued and outstanding as of March 31, 2022 and December 31, 2021, respectively; Class C shares, par value $0.0001, 5,750,000 shares issued and outstanding as of March 31, 2022 and December 31, 2021	24	24
Additional paid-in capital	455,244	449,307
Accumulated deficit	(328,650)	(305,084)
Accumulated other comprehensive (loss)	(23)	(16)
Total stockholders’ equity	126,595	144,231
Total liabilities and stockholders’ equity	$209,386	$216,684

BERKSHIRE GREY, INC.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(in thousands, except for share data)

	Three Months Ended March 31,
	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(23,566)	$(44,683)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	760	546
Loss on disposal of fixed assets	12	13
Gain on change in fair value of warrants	(7,183)	—
Gain on foreign currency transactions	33	8
Stock-based compensation	(1,838)	24,179
Change in operating assets and liabilities
Accounts receivable	(1,962)	14,176
Inventories	(1,249)	(221)
Deferred fulfillment costs	(13,552)	558
Prepaid expenses and other assets	129	(2,365)
Accounts payable	348	466
Accrued expenses	(553)	(3,114)
Contract liabilities	16,417	(753)
Other liabilities	(34)	(26)
Net cash used in operating activities	(32,238)	(11,216)
CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures	(46)	(1,194)
Net cash used in investing activities	(46)	(1,194)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from exercise of stock options	822	278
Net cash provided by financing activities	822	278
Effect of exchange rate on cash	(46)	(15)
Net (decrease) in cash, cash equivalents, and restricted cash	(31,508)	(12,147)
Cash, cash equivalents, and restricted cash at beginning of period	171,951	94,978
Cash, cash equivalents, and restricted cash at end of period	$140,443	$82,831
NON-CASH INVESTING AND FINANCING ACTIVITIES
Right of use asset	(8,154)	—
Lease liability	10,287	—
Net investment in lease	884	—
Purchase of property and equipment included in accounts payable and accrued expenses	147	260
RECONCILIATION OF CASH AND RESTRICTED CASH WITHIN THE CONSOLIDATED BALANCE SHEETS TO THE AMOUNTS SHOWN IN THE CONSOLIDATED STATEMENTS OF CASH FLOWS ABOVE
Cash (inclusive of money market funds and cash equivalents of $129,172 and $81,239 at March 31, 2022 and 2021, respectively)	139,581	81,710
Restricted cash	862	1,121
Total cash, cash equivalents, and restricted cash	140,443	82,831

BERKSHIRE GREY, INC.

Supplemental Information

(Unaudited)

	For the Three Months Ended March 31,
(Dollars in thousands)	2022	2021
Net loss	$(23,566)	$(44,683)
Interest income, net	(7)	(11)
Income tax expense	10	5
Depreciation and amortization	760	546
EBITDA	(22,803)	(44,143)
Stock-based compensation	(1,838)	24,179
Change in fair value of warrant liabilities	(7,183)	—
Other (expense), net	48	20
Adjusted EBITDA	$(31,776)	$(19,944)